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                                                                   EXHIBIT 10.13


                            PATENT LICENSE AGREEMENT

          This Agreement by and between Cymer Laser Technologies, a corporation organized and existing under the laws of the State of California, having its principal place of business at 7887 Dunbrook Road, San Diego, CA 92126, (hereinafter designated "LICENSEE") and Patlex Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, having its principal place of business at 250 Cotorro Court, Las Cruces, New Mexico 88005 (hereinafter designated "PATLEX").

          WHEREAS, Gordon Gould, an individual residing at P.O. Box 112, Route 1, Kinsale, Virginia, 22488 (hereinafter designated "GOULD") is the owner, along with PATLEX, of various patents in the United States and Canada relating to lasers and laser systems. Such patents are listed in Exhibit "A" annexed hereto; and

         WHEREAS, GOULD has granted to PATLEX the exclusive right to license others under any and all of the aforesaid GOULD patents; and

        WHEREAS, LICENSEE desires to obtain a license from PATLEX under the aforesaid GOULD patents; and

        WHEREAS, it is the intention of the parties that this Agreement prescribe the rights and obligations among the parties and GOULD regarding all patents issued to or partially owned by GOULD relating to lasers and laser systems and which are licensable by PATLEX; and

         WHEREAS, PATLEX desires to license LICENSEE under the aforesaid GOULD patents;

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  NOW, THEREFORE, PATLEX and LICENSEE agree as follows:


ARTICLE I - DEFINITIONS

       For the purposes of this Agreement, the terms specified shall have the meanings as defined below:

A.       "Subsidiary"

         Subsidiary shall mean a corporation, company, or other entity, foreign or domestic, at least fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled by LICENSEE. Whenever the term LICENSEE is used throughout this Agreement, it is intended to include Subsidiaries of LICENSEE unless such inclusion would be inappropriate to this Agreement. A complete list of LICENSEE's Subsidiaries as of the Effective Date of this Agreement is annexed hereto as Exhibit "B".

B.       "Licensed Patents"

         Licensed Patents shall mean the patents set forth in Exhibit "A", and all reissues and renewals thereof. It shall not include other inventions of GOULD or PATLEX or patents based on applications filed subsequent to the Effective Date of this Agreement and not relating back to a patent set forth in Exhibit "A".

C.       "Low Power Laser Tube"

         Low Power Laser Tube shall mean a sealed gas-filled laser tube having an output power of one (1) Watt or less, with

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       or without optical elements at the ends thereof, which is not a staple article or commodity of commerce suitable for substantial noninfringing use but is especially made or especially adapted for use in a gas discharge laser or laser system and which is sold or leased other than as part of a laser or laser system.

D.     "High Power Laser Tube"

       High Power Laser Tube shall bean a sealed gas-filled laser tube other than a Low Power Laser Tube, with or without optical elements at the ends thereof, which is not a staple article or commodity of commerce suitable for substantial noninfringing use but is especially made or especially adapted for use in a gas discharge laser or laser system and which is sold or leased other than as part of a laser or laser system.

E.     "Licensed Laser"

       Licensed Laser shall mean the royalty base items of all lasers, laser systems and Low and High Power Laser Tubes manufactured, used, leased or sold by LICENSEE which infringe (see 35 U.S.C. 271) any one or more of the valid claims of any Licensed Patent and upon which the requisite royalties have accrued as a royalty under this Agreement.

F.     "Excluded Uses"

       Excluded Uses shall mean any and all uses of Licensed Lasers for the manufacture or mastering of laser discs, compact discs, laser memories, or similar products on

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       which a laser or laser system is used to record sound, visual matter, or data.

G.     "Net Selling Price"

       Net Selling Price shall mean the price at which LICENSEE invoices the sale or lease of Licensed Lasers to its customers, less any reasonable charges for packing, shipping, installation, import duties, brokerage, and use or sales taxes. It is further understood and agreed that in respect of inter-company sales between the LICENSEE and its related companies, the Net Selling Price shall mean the price at which the LICENSEE ordinarily sells to its distributors under similar circumstances. In such event no royalty shall accrue or be payable in respect of any subsequent resale of such equipment to a third party.

H.     "Effective Date"

       The Effective Date of this Agreement shall mean August 1, 1989.

ARTICLE II - PATENT RIGHTS GRANTED

A.     Licenses and Immunities

1.             Lasers and Laser Systems

               PATLEX hereby grants to LICENSEE a non-exclusive, worldwide license to make, use, lease, or sell lasers and laser systems which would infringe any valid claim of one or more of the Licensed Patents upon which royalties are accrued under this Agreement, provided such lasers and laser systems are not used

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               or intended for use in Excluded Uses.  All of the Licensed
               Patents are covered by this Agreement at the specific request of LICENSEE in preference to licensing less than all of the patents which PATLEX was willing to do.

               This Agreement does not apply to, nor require royalty payments for, components of lasers and laser systems, which components are staple articles or commodities of commerce suitable for substantial noninfringing use, when such components are sold by LICENSEE other than as part of a laser or laser system.

2.     Low Power Laser Tubes

       (a)    License

       PATLEX hereby grants to LICENSEE a non-exclusive, worldwide license under U.S. Patent No. 4,704,583 to make, use, lease or sell Low Power Laser Tubes which would infringe any valid claim of U.S. Patent No. 4,704,583 provided:

                i) such Low Power Laser Tubes are not used or intended for use in Excluded Uses, and

                ii) LICENSEE's customer either resells the Low Power Laser Tube as part of a Larger System or uses it for its own internal use.

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              For purposes of this Article II, Section A. subsection 2, a
              "Larger System" shall mean a system including a Low Power Laser Tube, in which at least fifty percent (50%) of the selling price of the system is attributable to other than the Low Power Laser Tube and associated power supply.

              Patlex hereby covenants not to sue customers of LICENSEE under U.S. Patent No. 4,704,583 for using Low Power Laser Tubes licensed under this Article II, Section A, subsection (2)(a) upon which the requisite royalties are accrued.

(b)  Immunity

         LICENSEE is hereby granted an immunity from suit under the Licensed Patents with regard to the sale of a Low Power Laser Tube to a customer who resells said Low Power Laser Tube without incorporating the same into a Larger System. In such circumstances, PATLEX reserves the right to pursue LICENSEE's customer for royalties under the Licensed Patents on said Low Power Laser Tube and all equipment added thereto. However, LICENSEE may, at its discretion, pay PATLEX a fee equal to the amount set forth in Article

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         III, Section B, subsection (2), and such payment shall relieve the customer of any obligation to pay a royalty to PATLEX for said Low Power Laser Tube.

3.     High Power Laser Tubes

       LICENSEE is hereby granted an immunity from suit under the Licensed Patents with regard to the sale of High Power Laser Tubes. LICENSEE shall pay PATLEX a fee equal to the amount set forth in Article III, Section B, subsection (2) for such immunity and such payment shall relieve LICENSEE's customer of any obligation to pay a royalty to PATLEX for said High Power Laser Tube. PATLEX expressly reserves the right to pursue LICENSEE's customer for royalties under the Licensed Patents on any equipment added to said High Power Laser Tube that taken together with such tube would infringe any valid claim of a Licensed Patent.

B.     Customer Use

       PATLEX hereby covenants not to sue customers of LICENSEE for using lasers and laser systems sold or leased by LICENSEE upon which the requisite royalties are accrued provided such lasers and laser systems are not used in Excluded Uses. This covenant does not extend to customers who incorporate such lasers and laser systems into new systems, the use of which infringes U.S. Patent No. 4,161,436, and who sell such new systems.

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C.     Release of Past Infringement:

(1)    Optically Pumped Lasers -  U.S. Patent No. 4,053,845

       Payment of the requisite royalties by LICENSEE under Article III, Section A hereof shall be in full settlement of any claim of infringement liability arising under U.S. Patent No. 4,053,845 incurred prior to the Effective Date of this Agreement.

(2)    Gas Discharge Lasers - U.S. Patent No. 4,704,583

       Payment of the requisite royalties by LICENSEE under Article III, Section A hereof shall be in full settlement of any claim of infringement liability arising under U.S. Patent No. 4,704,583 incurred prior to the Effective Date of this Agreement.

(3)    Use Patent - U.S. Patent No. 4,161,436

       Payment of the requisite royalties by LICENSEE under Article III, Section A hereof shall be in full settlement of any claim of infringement liability arising under U.S. Patent No. 4,161,436 incurred prior to the Effective Date of this Agreement and shall release customers of the LICENSEE for the use of Licensed Lasers leased or purchased from LICENSEE prior to the Effective Date hereof, the use of which would infringe any valid claim of

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       U.S. Patent No. 4,161,436.  PATLEX will not sue any customer of LICENSEE for the use of Licensed Lasers purchased or leased from the LICENSEE, provided that such uses are not Excluded Uses. The aforesaid covenant does not extend to customers who incorporate Licensed Lasers into new systems, the use of which infringes any valid claim of U.S. Patent No. 4,161,436, and who sell such new systems.

(4)    Light Generating and Amplifying Apparatus - Canadian Patent No. 907,110

       Payment of the requisite royalties by LICENSEE under Article III, Section A hereof shall be in full settlement of any claim of infringement liability arising under Canadian Patent No. 907,110 incurred prior to the Effective Date of this Agreement.

(5)    Brewster's Angle Window -  U.S. Patent No. 4,746,201

       Payment of the requisite royalties by LICENSEE under Article III, Section A hereof shall be in full settlement of any claim of infringement liability arising under U.S. Patent No. 4,746,201 incurred prior to the Effective Date of this Agreement.


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(6)              U.S. Patent No. 3,388,314

                 U.S. Patent No. 3,562,662

                 U.S. Patent No. 3,576,500

                 U.S. Patent No. 3,586,998

                 Payment of the requisite royalties by LICENSEE under Article III, Section A hereof shall be in full settlement of any claim of infringement liability arising under U.S. Patent Nos. 3,388,314, 3,562,662, 3,576,500, and 3,586,998 incurred prior to the Effective Date of this Agreement.

ARTICLE III - ROYALTY PAYMENTS

A.       Past Infringement

         LICENSEE shall pay to PATLEX the sum of Twenty Five Thousand and Eight Hundred and Twenty U.S. Dollars ($25,820.00).

B.       Future Royalty Payments

(1)              Optically Pumped Lasers -
                 U.S. Patent No. 4,053,845

                 LICENSEE shall pay to PATLEX a royalty of five percent (5%) of the Net Selling Price for all Licensed Lasers sold or leased by LICENSEE from the Effective Date of this Agreement to the expiration of U.S. Patent No. 4,053,845, the manufacture, use, or sale of which would infringe any valid claim of U.S. Patent No. 4,053,845.


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(2)      Gas Discharge Lasers -
         U.S. Patent No. 4,704,583

         (a) LICENSEE shall pay to PATLEX a royalty of five percent (5%) of the Net Selling Price for all lasers and laser systems sold or leased by LICENSEE from the Effective Date of this Agreement to the expiration of U.S. Patent No. 4,704,583, the manufacture, use, or sale of which would infringe any valid claim of U.S. Patent No. 4,704,583.

         (b) Notwithstanding any other provisions of this Agreement to the contrary, LICENSEE shall not be obligated to pay to PATLEX more than One Hundred Thousand Dollars ($100,000.00) annually for the sale, manufacture, use or lease of excimer lasers.

(3)       Use Patent -
          U.S. Patent No. 4,161,436

         (a) LICENSEE shall pay to PATLEX a royalty of five percent (5%) of the Net Selling Price for all Licensed Lasers sold or leased by LICENSEE from the Effective Date of this Agreement to the expiration date of U.S. Patent No. 4,161,436, the use of which would infringe any valid claim of U.S. Patent No. 4,161,436.

         (b) LICENSEE shall have the right to use lasers, laser systems and Low and High Power Laser


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          Tubes for its own internal use provided such lasers, laser systems and Low and High Power Laser Tubes are not used for Excluded Uses and are manufactured by LICENSEE or are purchased from a vendor who is licensed by PATLEX under all of the Licensed Patents applicable thereto and, if manufactured by LICENSEE, LICENSEE pays the requisite royalties or fees based upon the equivalent Net Selling Price thereon and, if purchased from a licensed vendor, said licensed vendor paid the requisite royalties or fees thereon. If LICENSEE purchases a laser, laser system, or Low or High Power Laser Tube for its internal use from a vendor not licensed by PATLEX, LICENSEE shall pay to PATLEX a royalty of six percent (6%) of the purchase price of said laser, laser system or Low or Power Laser Tube.

(c) Notwithstanding any other provisions of this Agreement to the contrary, LICENSEE shall not be obligated to pay to PATLEX more than One Hundred and Twenty Five Thousand Dollars ($125,000.00) per year for the sale or lease of items included in the royalty base of U.S. Patent No. 4,161,436 and which are not included in the royalty base of any other
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         Licensed Patent and which are a part of any lasers or laser systems the use of which would infringe any valid claim of U.S. Patent No. 4,161,436.

(4)      Light Generating and Amplifying Apparatus - Canadian Patent No. 907,110

         LICENSEE shall pay to PATLEX a royalty of five percent (5%) of the Net Selling Price of all Licensed Lasers sold or leased in Canada by LICENSEE from the Effective Date of this Agreement to the expiration of Canadian Patent No. 907,110, the manufacture, use or sale of which would infringe any valid claim of Canadian Patent No. 907,110.

(5)      Brewster's Angle Window - U.S. Patent No. 4,746,201

         LICENSEE shall pay to PATLEX a royalty of three and one-half percent (3 1/2%) of the Net Selling Price for all Licensed Lasers sold or leased by LICENSEE from the Effective Date of this Agreement to the expiration date of U.S. Patent No. 4,746,201, the manufacture, use or sale of which would infringe any valid claim of U.S. Patent No. 4,746,201.

(6)      Other Patents

         No additional royalty shall accrue for any Licensed Laser sold or leased by LICENSEE, the manufacture, use or sale of which would infringe any valid claim of any patent listed in Exhibit "A" and not described

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       heretofore in Article III, Section B, subsections (1)   to (5) hereof.

(7)    Foreign Sales

       Notwithstanding the royalty rates set forth in Article III, Section B, if the sale or lease of any Licensed Laser manufactured in the United States or Canada is directly to an end user in a country other than the United States or Canada or to an intermediary who warrants in writing to LICENSEE that the end user is in a country other than the United States or Canada, then the royalty rate shall be reduced to two percent (2%) of the Net Selling Price for said sale or lease. This reduced rate will also apply to sales or leases for Canadian end users after Canadian Patent No. 907,110 has expired (August 8, 1989).

C.     Multiple Patents

       In the event that the manufacture, lease, sale or use of a Licensed Laser by LICENSEE infringes a valid claim of more than one Licensed Patent, then the royalty payable to PATLEX shall be computed in accordance with the greatest of the applicable royalty rates, if they are different, with regard to those portions of the Licensed Laser wherein the royalty bases as defined herein overlap. With regard to the remaining portions of the Licensed Laser, the individual royalty rates still apply.


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D.     Volume Discount

(1) Whenever during any calendar year the combined Net Selling Price upon which royalty payments are accrued by LICENSEE to PATLEX under
       Article III, Section B, subsections (1), (2)(a), and (5) shall exceed Fifteen Million Dollars ($15,000,000.00), then thereafter during that calendar year the royalty rate for all additional lasers and laser systems (other than excimer lasers) sold or leased by LICENSEE in the United States shall be reduced to three percent (3%) until said combined Net Selling Price exceeds Twenty Million Dollars ($20,000,000.00);

(2) Whenever during any calendar year the combined Net Selling Price upon which royalty payments are accrued by LICENSEE to PATLEX under Article III, Section B, subsections (1), (2)(a), and (5) shall exceed Twenty Million Dollars ($20,000,000.00), then thereafter during that calendar year the royalty rate for all additional lasers and laser systems (other than excimer lasers) sold or leased by LICENSEE in the United States shall be reduced to one percent (1%) until said combined Net Selling Price exceeds Twenty Five Million Dollars ($25,000,000.00);

(3) Whenever during any calendar year the combined Net Selling Price upon which royalty payments are

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       accrued by LICENSEE to PATLEX under Article III, Section B, subsections
       (1), (2)(a), and (5) shall exceed Twenty Five Million Dollars ($25,000,000.00), then thereafter during that calendar year the royalty rate for all additional lasers and laser systems (other than excimer lasers) sold or leased by LICENSEE in the United States shall be reduced to one-half percent (1/2%);

(4) Whenever during any calendar year the Net Selling Price upon which royalty payments are accrued by LICENSEE to PATLEX under Article III, Section B, subsection (7) shall exceed Five Million Dollars ($5,000,000.00), then thereafter during that calendar year the royalty rate for all additional lasers and laser systems (other than excimer lasers) sold or leased by LICENSEE in any country other than the United States shall be reduced to one percent (1%) until said-Net Selling Price exceeds Ten Million Dollars ($10,000,000.00);

(5) Whenever during any calendar year the Net Selling Price upon which royalty payments are accrued by LICENSEE to PATLEX under Article III, Section B, subsection (7) hereof shall exceed Ten Million Dollars ($10,000,000.00) then thereafter during that calendar year the royalty rate for all additional lasers and laser systems (other than

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         excimer lasers) sold or leased by LICENSEE in any country other than the United States shall be reduced to one-half percent (1/2%) until said Net Selling Price exceeds Fifteen Million Dollars
         ($15,000,000.00);

(6) Whenever during any calendar year the Net Selling Price upon which royalty payments are accrued by LICENSEE to PATLEX under Article III, Section B, subsection (7) hereof shall exceed Fifteen Million Dollars ($15,000,000.00), then thereafter during that calendar year the royalty rate for all additional lasers and laser systems (other than excimer lasers) sold or leased by LICENSEE in any country other than the United States shall be reduced to one-quarter percent (1/4%);

(7) In each calendar year after calendar year 1989, the dollar sales amounts set forth in this Section E to establish royalty rate volume breakpoints, and the calendar year limits on royalty payments set forth in Section B, subsections (2)(b) and (3)(c) of this Article III, shall be adjusted upward for the next succeeding calendar year to reflect the cumulative Consumer Price Index for all Urban Consumers, U.S. City Coverage ("CPI") percentage increase for the preceding calendar year. For example, if the CPI from January 1, 1989 to January 1, 1990 is from 100 to 110, that

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         is a 10% increase ((110-100)/100) and each of the dollar sales amounts in Section E and the calendar year limits of Section B, subsections
         (2)(b) and (2)(c) shall be adjusted upward by 10% for calendar year 1990. In the event that there is no cumulative percentage increase in the CPI during any calendar year, the dollar sales amounts in Section
         E and the calendar year limits of Section B, subsections (2)(b) and
         (2)(c) shall not change for the next succeeding calendar year from their value for the current calendar year.

E.       When Accrued

         Royalties as aforesaid shall accrue hereunder when income from the lease of Licensed Lasers shall have been received or invoiced by LICENSEE, whichever is sooner, and when the sale of Licensed Lasers shall have been invoiced by LICENSEE to its customers or, if invoices are not issued, when Licensed Lasers shall have been shipped by LICENSEE.

F.       Trial Shipments

         With respect to Licensed Lasers shipped to customers under lease or on a trial basis, LICENSEE shall have six (6) months from the date of such shipment to designate each such transaction as a sale or lease, unless fifty percent (50%) or more of the purchase price shall have been paid to LICENSEE in which event the transaction shall be deemed a sale.


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G.       Resale

         LICENSEE shall have the right to acquire and resell lasers, laser systems, and Low and High Power Laser Tubes manufactured by others.
         If the laser, laser system, or Low or High Power Laser Tube is acquired from a vendor who is licensed by PATLEX under all of the patents in Exhibit "A" applicable thereto and pays the requisite royalties or fees to PATLEX, then LICENSEE need not pay royalties hereunder for the laser, laser system, or Low or High Power Laser Tube so acquired with respect to which royalties or fees have been previously paid. LICENSEE shall pay all applicable royalties required under Article III, Section B hereof for whatever additional royalty base items are combined with said so acquired laser or laser system. Where LICENSEE combines additional royalty base items with such a Low or High Power Laser Tube, LICENSEE's payment of additional royalties for the additional royalty base items shall be determined in accordance with the provisions of Article II, Section A, subsections 2 and 3.

H.       Adjustments

         LICENSEE shall have the right to adjust royalties payable hereunder for returns, bona fide price reductions and allowances of Licensed Lasers sold or leased by LICENSEE on which the requisite royalties or fees shall previously have been paid hereunder.

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I.       Calculations

         Subject to provisions specifically herein set forth, all calculations and procedures related to the determination of royalties and fees payable hereunder shall be in accordance with recognized standards of good accounting practice consistently applied.

ARTICLE IV - ROYALTY BASE

         For purposes of paying and/or computing royalties and fees hereunder the following shall apply:

A.       Optically Pumped Lasers -
         U.S. Patent No. 4,053,845

         The royalty base shall include the lasing medium, and means for containing the same where applicable, a bright pumping light source, (save that if such light source is a gas discharge laser the appropriate royalty called for under Article III, Section B, subsection (2) hereof shall apply) and means (including power supply, lamp and optical system) for activating and using same, together with at least any and all of the following functionally combined components:

         (1) means for mounting the lasing medium and the bright pumping light source to enable the desired functional relationship, for example including base and housing;

         (2) means that enable the optically pumped medium to emit light in a wave-train that has a sharply rising intensity with an intensity rise time of less than approximately 10(-7) seconds;


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       (3)    means for conveying the stimulating light beam through the amplification region including mirrors employed for this purpose; and

       (4) means integral with the apparatus of this Article IV, Section A hereof such as meters, shutters, controls, and cooling system.

B.     Gas Discharge Lasers -
       U.S. Patent No. 4,704,583

       The royalty base shall include the lasing medium if supplied by the LICENSEE, including means for containing the same and means, including power supply, for activating same, together with at least any and all of the following functionally combined components:

       (1) means for producing an electrical discharge in the lasing medium and for delivering a gas discharge mixture to the discharge region at partial and total pressure such that a population inversion is initiated in the lasing medium;

       (2) means for conveying the stimulating light beam through the amplification region including mirrors employed for this purpose; and

       (3) means for mounting the lasing medium and electrical discharge producing means to enable the desired functional relationship, for example including base and housing; and

       (4) means integral with the apparatus of this Article IV, Section B hereof such as meters, shutters, controls, and cooling system.


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C.       Use Patent
         U.S. Patent No. 4,161,436

         The royalty base shall include all assemblies, subassemblies, components, and portions thereof necessary to produce coherent light, to transport such light to a particular point on a workpiece, and to control the physical parameters of such light in such a way as to make it efficient in performing its intended end use.

D.       Brewster's Angle -
         U.S. Patent No. 4,746,201

         The royalty base shall include: a source of light rays including means to contain and energize said source; means for directing certain unpolarized light rays from said source to multiply traverse a predetermined path; an optical element having a first surface; and means for mounting said optical element to intersect said unpolarized light rays with a line perpendicular to said first surface inclined to said path substantially at Brewster's Angle thereby passing one polarization of said light rays and reflecting some of the light rays of the other polarization upon each traversal of said predetermined path.

E.       Other Patents

         The royalty base shall include any laser or part thereof conforming to any valid claim contained in any of the patents cited in Exhibit "A" not described in Sections A through D of this Article.

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ARTICLE V - MARKING

         LICENSEE shall mark in appropriate locations all Licensed Lasers manufactured and the packages and containers in which such Licensed Lasers are sold, leased or shipped, and all advertisements, literature and promotional material in which such Licensed Lasers shall be mentioned or described, as
follows: "Licensed by PATLEX Corporation under U.S. Patent No(s).           ."
Here LICENSEE shall insert the appropriate U.S. Patent No. or Nos. applicable to the equipment so marked, with the exception that LICENSEE shall not be required to include U.S. Patent No. 4,161,436 in its marking. Said marking requirement may from time to time be altered by PATLEX as the applicable patent law and practice may require.

ARTICLE VI - DURATION OF AGREEMENT

A.       Expiration

         This Agreement shall continue in full force and effect until the expiration of the last of the Licensed Patents unless this Agreement is sooner terminated as herein provided.

B.       Termination

         If either party to this Agreement should default in the performance of any of the terms of this Agreement (including a breach of this Agreement which can be cured), the non-defaulting party may terminate this Agreement by providing written notice of termination to the defaulting party and the termination shall be

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
         effective thirty (30) days from said notice unless the defaulting party cures such default within said thirty (30) day period. Should LICENSEE terminate this Agreement, said notice of termination shall be accompanied by a statement of all royalty-based activities performed by LICENSEE on which royalties or fees are due hereunder for such period as has elapsed since the last report under the Licensed Patents. Said statement shall be accompanied by payment of all monies reported as being due.

ARTICLE VII - RECORDS AND REPORTING

A. Within thirty (30) days after the close of each calendar quarter, LICENSEE shall deliver to PATLEX a statement of all royalty-based activities performed by LICENSEE on which royalties or fees are due hereunder for such calendar quarter, and each such statement shall generally be in accord with the sample royalty reports annexed hereto as Exhibits "C" and "D" and shall also contain such other information as PATLEX may reasonably require.

B. Simultaneously with the delivery of each statement covering any calendar quarter, LICENSEE shall pay to PATLEX all monies reported as being due.

C. LICENSEE shall keep at its principal place of business accurate and complete records of all Licensed Lasers manufactured, leased, sold, used or otherwise delivered to other parties by LICENSEE and of all details in connection with the aforesaid activities necessary to enable LICENSEE to comply with this Agreement. PATLEX shall have the right, upon ten (10) days written notice and during regular business hours, and at the expense of PATLEX, and not more than once in each calendar year, to have an independent auditor, audit at the place of business of LICENSEE or other place agreeable to the parties, the aforesaid records, and to report compliance or non-compliance with the payment, record maintenance and all other reporting requirements herein.

D.       Audit

         If an audit shall reveal that in each of two successive years the LICENSEE has made an error of 10% or more in its favor in any payment due to PATLEX, the LICENSEE shall be obligated to pay the audit fee in respect of such audits.

ARTICLE VIII - WAIVER

A.       Waiver in Writing

         During the life of this Agreement, neither party shall be deemed to have waived any right, power or privilege under this Agreement or any provision thereof unless such waiver shall have been duly executed in writing and acknowledged by the party to be charged with such waiver.

B.       No Implied Waiver

         The failure of PATLEX to act or exercise its rights hereunder upon the breach of any of the terms or conditions hereof by LICENSEE shall not be construed as a waiver of such breach, nor shall it prevent PATLEX from hereafter enforcing strict compliance with any and all of the terms and conditions herein set forth.

ARTICLE IX - TRANSFERABILITY

         Notwithstanding anything herein to the contrary, this Agreement, and all of the rights, licenses and obligations contained herein, may not be transferred without permission in writing by PATLEX, which permission shall not be unreasonably withheld.

ARTICLE X - ACQUISITION

         If LICENSEE shall acquire in whole or in part the laser business of an unlicensed third party engaged in the manufacturer lease, sale or use of lasers, laser systems, or Low or High Power Laser Tubes, neither the acquisition nor this Agreement shall extinguish the third party's liability for past infringement, but the same shall be assumed by LICENSEE.

         If LICENSEE shall acquire in whole or in part the laser business of a third party which was previously licensed by PATLEX under the Licensed Patents applicable to such laser business and said third party has made all required royalty and fee payments to PATLEX, then LICENSEE shall have no liability for acts of said party covered by said previous license and the terms of this Agreement shall apply to all further transactions of the laser business so acquired.

ARTICLE XI - COMMUNICATIONS

         Any payment, notice or other communication required by, or permitted to be made by or given to, either party pursuant to this Agreement shall be sent to such party by registered, certified or express mail, postage prepaid, or prepaid courier service, addressed to such party at its address set forth below, or to such other addresses as such party shall designate by written notice given to the other party, and shall be deemed to have been made, given or provided on the date of mailing. The addresses are as follows:

PATLEX:          royalty statements and payments -

                                     Patlex Corporation
                                     P.O. Box 88060
                                     Dallas, Texas 75388

                 for all other correspondence

                                     General Counsel
                                     Patlex Corporation
                                     250 Cotorro Court
                                     Las Cruces, New Mexico 88005

                 CYMER:
                                     Mr. Robert P. Akins
                                     President
                                     Cymer Laser Technologies
                                     7887 Dunbrook Road
                                     San Diego, CA 92126

                 with copy to:

                                     Mr. Michael A. Stallman
                                     Limbach, Limbach, & Sutton
                                     2001 Ferry Building
                                     San Francisco, CA 94111

ARTICLE XII - MOST FAVORED LICENSEE

         If subsequent to the Effective Date of this Agreement another manufacturer of lasers, laser systems, or Low or High Power Laser Tubes similarly situated to LICENSEE is granted a license by PATLEX which provides to said another manufacturer a combined royalty rate and royalty base materially more favorable to said another manufacturer with respect to any of the Licensed Patents than that provided herein to LICENSEE for lasers, laser systems and Low or High Power Laser Tubes sold or leased in the United States, then LICENSEE may, at its option, adopt the subsequent license in its entirety, mutatis mutandis, as of the effective date of such subsequent license. PATLEX shall notify LICENSEE of any such subsequent license and provide LICENSEE an opportunity to exercise the option provided herein.

ARTICLE XIII - GOVERNMENT SALES

         No royalty or fee shall accrue or be payable in respect of sales or leases of lasers, laser systems, or Low or High Power Laser Tubes authorized and consented to by the Government of the United States or its agencies. This provision shall not inhibit PATLEX from seeking such compensation as the law permits from the Government of the United States or its agencies arising out of such sales or leases.

         Since the parties recognize that LICENSEE may have difficulty in determining when sales to certain entities may constitute sales to the United States' government which are excludable from the payment of royalties and fees under this Article XIII, PATLEX agrees that lasers, laser systems, or Low or High Power Laser Tubes sold by LICENSEE will be excludable under this Article XIII if any of the following conditions are met:

         A. If the sale is made directly to the U.S. Government or an agency or research facility thereof;

         B. If the sale is made to a U.S. government contractor who lists the contract number under which the sale is made on the purchase order;

         C. If the sale is made to a U.S. government contractor who provides a written statement that the sale is under a U.S. government contract which provides authorization and consent to the contractor's purchase and use of the equipment; and

         D. If the sale is made to a University which provides a written statement that the equipment has been purchased with U.S. government funds under a grant requiring the purchase of a laser, laser system or Low or High Power Laser Tube such as the one supplied by LICENSEE.

         If, however, a court of competent jurisdiction from which no appeal can be or has been taken, shall determine that the Government of the United States is not liable for the purchase, use or lease of such lasers, laser systems, or Low or High Power Laser Tubes by reason of the failure or inapplicability of said authorization and consent, or a determination that the Government of the United States is not a real party in interest or for any other reason indicating that the LICENSEE is the appropriate party from which a royalty or fee should be sought, PATLEX shall notify LICENSEE accordingly and with the next quarterly report and payment required under Article VII hereof, LICENSEE shall include a full statement and payment as required.

ARTICLE XIV - REPRESENTATIONS

         PATLEX and GOULD represent that PATLEX has the full rights and power to grant the licenses and releases set forth in this Agreement, and that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement. PATLEX and GOULD further represent that there are no patent applications pending in any Patent Office in the world relating to lasers, laser systems, or Low or High Power Laser Tubes which are fully or partially owned by GOULD and which are licensable by PATLEX. PATLEX represents that it has the exclusive right to license others under the Licensed Patents and to collect royalties and fees under the Licensed Patents on behalf of all entities entitled to receipt of the same. PATLEX makes no other representation, express or implied, nor does PATLEX assume any liability in respect of any infringement of patents or other rights of third parties due to LICENSEE's operation under the license herein granted.

ARTICLE XV - HEADINGS

         The headings of the several articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         GORDON GOULD acknowledges that he has read, approves and accepts this Agreement between LICENSEE and PATLEX CORPORATION as set forth above, including the patent rights granted herein.

                                  GORDON GOULD


Date:  10/16/89
     ---------------                By: /s/ GORDON GOULD
                                       -----------------------------
                                         Gordon Gould

         IN WITNESS WHEREOF, the parties hereto affix their respective hands as of the date indicated:

                                  PATLEX CORPORATION


Date: Oct. 13, 1989
     -------------------           By: [SIG]
                                       -----------------------------

                                  CYMER LASER TECHNOLOGIES


Date:  10/11/89                    By: [SIG]
     -------------------               -----------------------------

                                  EXHIBIT "A"


Expired U.S. Patents:


         U.S. Patent No. 3,388,314 (expired June 11, 1985) "Apparatus for Generating Radiation of Frequencies Higher than those of Light"

         U.S. Patent No. 3,562,662 (expired February 9, 1988)
         "Laser Utilizing Collision Depopulation"

         U.S. Patent No. 3,576,500 (expired April 27, 1988) "Low Level Laser with Cyclic Excitation and Relaxation"

         U.S. Patent No. 3,586,998 (expired June 22, 1988)
         "Pulsed Laser with Output Control"

Unexpired U.S. Patents:

         U.S.    Patent No. 4,053,845 (expires October 11, 1994) "Optically
         Pumped Laser Amplifier"

         U.S.    Patent No. 4,161,436 (expires July 17, 1996) "Method of
         Energizing a Material"

         U.S.    Patent No. 4,704,583 (expires November 3, 2004) "Light
         Amplifier Employing Collisions to Produce a Population Inversion"

         U.S.    Patent No. 4,746,201 (expires May 24, 2005) "Polarizing
         Apparatus Employing an Optical Element Inclined at Brewster's Angle"


Unexpired Canadian Patent:

         Canadian Patent No. 907,110 (expires August 8, 1989)
         "Light Generating and Amplifying Apparatus"

                                  EXHIBIT "B"


                            LICENSEE'S SUBSIDIARIES


                                      NONE

                                  EXHIBIT "C"
                   Royalty Report of CYMER LASER TECHNOLOGIES

              For Period From ________________ To ________________


Lasers and Laser Systems

                                                                       Patent
                                                                       Type--
                                                       *Total         Gas, Use,          Domestic
Product              #Units           Total            Royalty         Optical-             or            Royalty    Royalty
Model-Type           Sold             Sales Price      Base $           Pumped            Export           Rate %     Due $
- ----------           ------           -----          ------------     ---------          --------         -------    -------





* If a different royalty rate applies to portions of a sale or group of sales, please separate the royalty base of such sales according to the different royalty rates.

                                  EXHIBIT "D"
                   Royalty Report of CYMER LASER TECHNOLOGIES

                 For Period From ______________ To ____________


Sealed Gas-Filled Laser Tubes


                                                                    Total            Domestic
Product             Power           #Units                          Royalty            or             Royalty        Royalty
model-Type          Output           Sold        Customer            Base $          Export           Rate %          Due
- ----------          ------          ------       --------           -------          --------         -------        -------





                                                              [LOGO PATLEX
250 COTORRO COURT - SUITE A - LAS CRUCES, NEW MEXICO           CORPORATION]


October 23, 1989


Mr. Robert P. Akins
President
CYMER LASER TECHNOLOGIES
7887 Dunbrook Road
Suite H
San Diego, California 92126

Dear Mr. Akins:

         After having signed the Patlex/Cymer Patent License Agreement, I noticed that in Paragraph I of the Accompanying Side Letter that the 2nd installment due on account of past infringement was incorrectly designated as being payable on January 15, 1989 rather than January 15, 1990.

         If you agree that the payment is due on January 15, 1990, we would appreciate acknowledgment of your concurrence by returning a signed copy of this letter.

                                                          Sincerely yours,

                                                      /s/ J. HENRY MUETTERTIES
                                                     --------------------------
                                                     J. Henry Muetterties
                                                     Vice President,
                                                     General Counsel & Secretary

ACKNOWLEDGEMENT:

/s/ R.P. AKINS
- ------------------------
Cymer Laser Tech

                            CYMER LASER TECHNOLOGIES
                               7887 Dunbrook Road
                              San Diego, CA 92126


Patlex Corporation
20415 Nordhoff Street
P.O. Box 2158
Chatsworth, CA 91311

             Re: Patlex/Cymer Laser Technologies
                 Patent License Agreement

Gentlemen:

         In clarification of the Patent License Agreement entered into today between Patlex Corporation and Cymer Laser Technologies it is agreed as follows:

1. Payment of the Twenty Five Thousand and Eight Hundred and Twenty Dollars ($25,820.00) due in Article III, Section A of the Agreement shall be made as follows:

                 a.     Fifteen Thousand Dollars ($15,000.00) by August 31,
                        1989; and

                 b. Ten Thousand and Eight Hundred and Twenty Dollars ($10,820.00) by January 15, 1989.

2. No royalty shall be required to be paid by LICENSEE to PATLEX for any warranty, training cost, installation or demonstration charges so long as such items are separately accounted for, at least internally, by LICENSEE;

3. The sale of replacement parts or consumables for lasers or laser systems sold or leased before the Effective Date of the Agreement or where royalties have been paid to PATLEX for the original laser or laser system shall not be subject to additional royalties under the Agreement;

4. The parties agree that LICENSEE's frequency stabilization (including computer controlled redundant shutter), acoustic damping foam in outer casing, dust filter, cart, breaker box and gas handling accessory equipment (including automatic computer controlled valves and remote vacuum pump and fluorine trap) are excluded from the royalty bases. By agreement of the parties to resolve a difference of opinion, LICENSEE's line narrowing equipment is 50% included in and 50% excluded from the royalty bases.

Patlex Corporation
Page Two


        Please acknowledge your agreement by signing below.

                                                        Sincerely,
                                                        CYMER LASER TECHNOLOGIES

                                                        By: /s/ ROBERT P. AKINS
                                                           ---------------------
                                                        Title: President
                                                              ------------------
AGREED:
PATLEX CORPORATION


By: /s/ J. HENRY MUETTERTIES
   ------------------------------
Title: Vice President
      ---------------------------


                                      -2-